Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of April 1995
Distribution Date of May 15, 1995

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                $133,656,652.98
Beginning Pool Factor                       0.3989720

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $7,275,284.62
  Interest Collected                      $998,567.61

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $84,665.15
Total Additional Deposits                  $84,665.15

Repos/Chargeoffs                          $179,609.57
Aggregate Number of Notes Charged Off              21

Total Available Funds                   $8,358,517.38

Ending Pool Balance                   $126,201,758.79
Ending Pool Factor                          0.3767188

Servicing Fee                             $111,380.54

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $10,065,909.62
  Target Percentage                             7.50%
  Target Balance                        $9,465,131.91
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                      $(600,777.71)
  Ending Balance                        $9,465,131.91

                                            Dollars         Notes
Delinquencies:
  Installments:
     1-30 days                           1,071,150.76         901
    31-60 days                             168,847.08         153
    60+ days                                42,848.38          30

    Total                                1,282,846.22         910

  Balances:
    60+ days                               387,235.84          30

Memo Item - Reserve Account

  Prior Month                          $10,024,248.97
  Invest. Income                            41,660.65
    Beginning Balance                  $10,065,909.62

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of April 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $335,002,547.77    $127,300,000.00    $195,976,000.00     $11,726,547.77
 Distribution Percentages                                            100.00%             95.50%              4.50%
 Turbo Percentages                                                   100.00%              0.00%              0.00%
 Coupon                                                               3.475%             4.475%             4.800%

Beginning Pool Balance                    $133,656,652.98
Ending Pool Balance                       $126,201,758.79

Collected Principal                         $7,275,284.62
Collected Interest                            $998,567.61
Charge-Offs                                   $179,609.57
Servicing                                     $111,380.54

  Total Collections Available
    for Debt Service                        $8,162,471.69

Beginning Balance                         $122,406,315.24              $0.00    $114,518,097.93      $7,888,217.31

Interest Due                                  $458,609.94              $0.00        $427,057.07         $31,552.87
Interest Paid                                 $458,609.94              $0.00        $427,057.07         $31,552.87
Principal Due                               $7,454,894.19              $0.00      $7,119,423.95        $335,470.24
Principal Paid                              $7,454,894.19              $0.00      $7,119,423.95        $335,470.24
Turbo Principal                                     $0.00              $0.00              $0.00              $0.00

Ending Balance                            $114,951,421.05              $0.00    $107,398,673.98      $7,552,747.07
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                  0.00       0.5480195227       0.6440725110

Total Distributions                         $7,913,504.13              $0.00      $7,546,481.02        $367,023.11

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                              $248,967.56

Beginning Reserve Account Balance          $10,065,909.62
(Release)/Draw                               $(600,777.71)
Ending Reserve Account Balance              $9,465,131.91

Memo Item - Advances:
 Servicer Advances - Current Month            $350,574.23
 Total Outstanding Servicer Advances        $2,913,470.54

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of April 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Dec 1994          Jan 1995          Feb 1995          Mar 1995          Apr 1995
Beg. Pool Balance        $167,871,059.78   $159,033,206.08   $150,236,079.05   $141,826,345.98   $133,656,652.98

A) Loss Trigger:
Principal of Contracts
  Charged off                 $39,029.43       $123,164.08        $99,484.41       $133,880.91       $179,609.57
Recoveries                   $103,431.89       $131,463.16         $1,084.30       $228,450.98        $84,665.15


Total Charged off
  (Months 5,4,3)             $261,677.92
Total Recoveries
  (Months 3,2,1)              314,200.43
Net Loss/(Recoveries)
  for 3 Mos.                 $(52,522.51)(a)

Total Balance
  (Months 5,4,3)         $477,140,344.91(b)

Loss Ratio [(a/b)(12)]         (0.1321)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $376,854.22       $598,389.48       $387,235.84
  As % of Beginning
    Pool Balance                                                    0.25084%          0.42192%          0.28972%
  Three Month Average                                               0.23712%          0.29339%          0.32083%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer